EXHIBIT 10.9

inTEST Corporation
_______________

Non-Qualified Stock Option Agreement
_______________

inTEST Corporation, a Delaware corporation ("inTEST"), hereby grants to __________________ (the "optionee") an option to purchase a total of _____________________ (_____________) shares of the Common Stock (the "Option Shares") of inTEST, at the price and on the terms and conditions set forth herein and in all respects subject to the terms, conditions and provisions of the inTEST Corporation 1997 Stock Plan applicable to options granted pursuant to the Non-Qualified Plan (the "Plan"), which terms, conditions and provisions are hereby incorporated herein by reference. Unless the context herein otherwise requires, the terms defined in the Plan shall have the same meanings herein.

1.	Term of Option

This Option is granted as of ______________ (the "Date of Grant") and it may not be exercised later than the close of business on ________________ (the "Expiration Date"); however, this Option is subject to earlier termination as set forth in this Option Agreement and in the Plan.

2.	Option Exercise Price
The Option exercise price ("Option Price") is ___________________________ ($____) per Option Share.
3.	Exercise of Option
This Option is exercisable during its term only in accordance with the terms, conditions and provisions of the Plan and this Option Agreement as follows:
(a)

Right to Exercise. This Option shall vest at the rate of : ______________________, provided, however, that the Optionee is in the service of inTEST or any of its Affiliates on the date of such vesting. This Option may be exercised, in whole or in part, up to the amount vested through the date of exercise to the extent not earlier exercised and otherwise in accordance with the terms, conditions and provisions of the Plan and this Option Agreement.

(b)

Method of Exercise. When exercisable, this Option shall be exercised only upon receipt by inTEST, in form and substance acceptable to inTEST, of (i) written notice of such exercise and (ii) payment in full of the Option Price for the Option Shares to be purchased. Each such notice shall (i) specify the number of Option Shares to be purchased, and (ii) satisfy the securities law requirements set forth in the Plan.

(c)

Restrictions on Exercise. This Option may not be exercised if the issuance of the Option Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or regulations or other laws or regulations. As a condition to the exercise of this Option, inTEST may require the Optionee to make any representations and warranties to inTEST as inTEST deems necessary or appropriate under any applicable law or regulation.

4.	Payment for Option Shares
The Optionee shall pay for the shares (i) in cash, (ii) by bank check payable to the order of inTEST or (iii) by such other mode of payment as inTEST may approve.
5.	Transfer of Option Shares

Option Shares may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner without compliance with all applicable federal and state securities laws and regulations, and an appropriate legend referring to any restrictions on transfer and any other restrictions imposed herein or under the Plan may be endorsed on the certificates representing Option Shares.

6.	Transfer of Option

This Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner, either voluntarily or involuntarily by operation of law, other than by will or by the laws of dissent or distribution, and may be exercised during the lifetime of the Optionee only by the Optionee. Subject to the foregoing, the terms of the Plan and the terms of this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

7.	Termination of Options

This Option shall expire as set forth above and may not be exercised later than the Expiration Date. Notwithstanding the foregoing, this Option may not be exercised after the first to occur of the following:

(i)

the date set by the Board of Directors to be an accelerated expiration date after a finding by the Board of Directors of inTEST (the "Board of Directors") that a change in the financial accounting treatment for options from that in effect on the date the Plan was adopted materially adversely affects inTEST or, in the determination of the Board of Directors, may materially adversely affect inTEST in the foreseeable future, provided the Board of Directors may take whatever action, including acceleration of any exercise provisions, it deems necessary should it make the determination referred to above;

(ii)

expiration of one (1) year from the date the Optionee's service with inTEST (or any of its Affiliates) terminates for any reason, other than for cause, in which case this Option shall expire immediately; or

(iii)

in the event of a "Change in Control" (as defined in the Plan), the expiration date of any Option which has vested may be accelerated to a date not earlier than thirty (30) days after notice of such acceleration is given to the Optionee, and any Option which has not vested may be terminated.

8.	Amendment of Option

inTEST has the right to amend this Option, subject to the Optionee's consent if such amendment is not favorable to the Optionee, except that the consent of the Optionee shall not be required for any amendment made pursuant to the Plan.

9.	Amendment of the Plan
Subject to certain restrictions contained in the Plan, the Board of Directors of inTEST may amend the Plan from time to time in such manner as it may deem advisable.
10.	Continued Service

The grant of this Option shall not be construed to imply or constitute evidence of any agreement, express or implied, on the part of inTEST to continue the service of the Optionee with inTEST or any of its Affiliates.

11.	Withholding of Taxes

If required by inTEST, the Optionee shall, as a condition to the exercise of the Option and the issuance of Option Shares or the transfer of the Option Shares, remit to inTEST the amount of any federal, state or local taxes, including FICA taxes and other employment taxes, required to be withheld or paid under applicable law. To the extent that such taxes are not collected upon the exercise of the Option, inTEST may withhold a portion of the Option Shares or take whatever other action it deems necessary to collect all required taxes due upon the exercise of the Option or transfer of the Option Shares.

12.	Entire Agreement
This Option Agreement, together with the Plan, represents the entire agreement between the parties.
13.	Governing Law
This Option Agreement shall be construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, inTEST executes this Option Agreement as of the day and year set forth above.

inTEST Corporation

By: ______________________________
       Hugh T. Regan, Jr.
       Chief Financial Officer

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ACKNOWLEDGMENT

The Optionee acknowledges receipt of a copy of the Plan and a copy of the Prospectus covering the Option Shares to be issued pursuant to the Plan, copies of which are attached hereto, and Optionee represents that he or she has read and is familiar with the terms, conditions and provisions thereof and hereby accepts the Option granted ______________ subject to all the terms, conditions and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final, all decisions or interpretations of the Board of Directors or the Committee upon any questions arising under the Plan.

Date: ___________________	____________________________________________ Name:
Address:

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NOTICE OF EXERCISE OF STOCK OPTION

To:	inTEST Corporation 7 Esterbrook Lane Cherry Hill, NJ 08003 Attn: Chief Financial Officer

_____________, 20___

In accordance with Section 4 of the Non-Qualified Stock Option Agreement dated as of _____________________ (the "Option"), I hereby irrevocably elect to exercise the Option to purchase _____________ Option Shares of the Common Stock of inTEST Corporation (the "Corporation") at the exercise price of ___________________________ ($____) per Option Share and deliver herewith a bank check payable to the order of the Corporation for the aggregate exercise price of $________________.

Signature*: ______________________________
Name*:
Address:

Phone:
SS #:

* The signature and name should correspond exactly with the name on the first page of the Option.